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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2001

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)




       Delaware                   33-95042                    23-2778525
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   (State or Other              (Commission                 (IRS Employer
   Jurisdiction of              File Number)              Identification No.)
   Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
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             (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                           -------------------



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          (Former Name or Former Address, if Changed Since Last Report)



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Item 2.  Acquisition or Disposition of Assets.

         On June 29, 2001, the registrant's parent, Pegasus Satellite Communications, Inc., contributed all the capital stock of Golden Sky Holdings, Inc. to the registrant. At the same time, Golden Sky and its subsidiaries repaid all $72 million of their bank debt and guaranteed the registrant's bank debt and $85 million principal amount of senior subordinated notes. As a result, the registrant now has approximately 400,000 additional DIRECTV subscribers or total of approximately 1.5 million subscribers as of March 31, 2001. The move effectively completes the consolidation of Golden Sky, acquired in May 2000, into the registrant, which holds Pegasus' other satellite assets. Pegasus Satellite Communications is a subsidiary of Pegasus Communications Corporation.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                           (a) Financial Statements of Business Acquired.

         The financial statements to be filed pursuant to Item 7(a) are not included in this Current Report on Form 8-K. Such financial statements, to the extent required, will be filed by amendment to this Form 8-K on or before September 14, 2001.

                           (b) Pro Forma Financial Information.

         The pro forma financial information required to be filed pursuant to
Item 7(b) is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed by amendment to this Form 8-K on or before September 14, 2001.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PEGASUS MEDIA & COMMUNICATIONS, INC.


                                            By: /s/ Scott A. Blank
                                               ---------------------------------
                                                    Scott A. Blank
                                                    Senior Vice President

July 11, 2001